Exhibit 10.29

SUBSCRIPTION AND SALE OF SHARES AGREEMENT

entered into between:

NET 1 UEPS TECHNOLOGIES, INC.

and

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA (PTY) LIMITED

and

BUSINESS VENTURE INVESTMENTS NO 1567 (PTY) LTD (RF)

and

MOSOMO INVESTMENT HOLDINGS (PTY) LTD

and

CASH PAYMASTER SERVICES (PTY) LTD

ii

WHEREAS:

i.	Net1 UEPS, BVI, Mosomo and Net1 concluded an agreement headed “Relationship Agreement” on 9 December 2013 in terms of which BVI acquired shareholding in Net1 UEPS;

ii.	The Relationship Agreement provided for a share exchange mechanism in terms of which BVI could exchange the shares held by it in Net1 UEPS for shares in CPS;

iii.

Following the Constitutional Court ruling on 17 April 2014 in case number CCT 48/2013, SASSA indicated that it has commenced steps towards the issuing of a new tender for the administration of social grant payments;

iv.	The Parties are in agreement that it would be mutually beneficial if BVI holds shares in CPS, so as to bolster CPS’s tender submission in relation to its black economic empowerment scoring;

IT IS AGREED AS FOLLOWS:

1	INTERPRETATION AND PRELIMINARY

The headings of the clauses in this Agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this Agreement or any clause hereof. In this Agreement, unless a contrary intention clearly appears –

1.1	words importing –

1.1.1	any one gender include the other gender;

1.1.2	the singular includes the plural and vice versa; and

1.1.3	natural persons include created entities (corporate or non-incorporate) and vice versa;

1.2	the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely:

1.2.1	“the Act” means the Companies Act, No. 71 of 2008, as amended from time to time;

1.2.2	“Affiliate” means with respect to any entity, any other entity which –

1.2.2.1

is a subsidiary or a holding company or a subsidiary of the holding company of such entity and in regard to which the terms "subsidiary" and "holding company" shall have the meaning assigned thereto in Section 1 of the Companies Act 71 of 2008 provided that they shall also include any foreign entity which, had it been registered in terms of that Act, would fall within the ambit of such term; and/or

1.2.2.2

controls, is controlled by or is under common control with such entity and in regard to which the term "control" shall include control of any entity through any voting pool or other arrangement, the right to the exercise of voting rights, directly or indirectly, resulting in effective control of any entity and/or control of its management, and/or the right to appoint the majority of the members of the board of directors of any entity;

1.2.3	“this Agreement” means this written document, together with all written appendices, annexures, schedules, or exhibits to this written document, as may be amended from time to time;

1.2.4

“Applicable Law” means all laws applicable in the jurisdictions in which the Parties operate, and includes any present or future constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty, directive, rule, guideline or code, practice or practice note issued by any relevant Authority;

1.2.5

“Authority” means any Government, governmental, administrative, fiscal, monetary, Central Bank, judicial, regulatory, self-regulatory or government owned or controlled body, department, commission, authority, tribunal, agency or entity to whose jurisdiction any Party or the Services may be subjected;

1.2.6	“Born Free” means Born Free Investments 272 (Pty) Ltd (Registration Number 2004/032096/07), a company duly incorporated in accordance with the laws of South Africa;

1.2.7

"BVI" means Business Venture Investments No 1567 (Proprietary) Limited (RF), (Registration Number 2011/115501/07), a limited liability, private, ring-fenced company, duly incorporated in accordance with the laws of the Republic of South Africa;

1.2.8

“BVI’s Claims” means all claims of whatsoever nature and howsoever arising, including but not limited to any rights to dividends, which BVI has against Net1 UEPS on the Signature Date, resulting from its holding of the Sale Shares;

1.2.9	“BVI’s Nominated Account” means:

Account Name	: BRIAN MOSEHLA
Bank Name	: INVESTEC PRIVATE BANK
Account Number	: 10010049044
Branch Code	: 580105

1.2.10

“CPS” means Cash Paymaster Services (Pty) Limited (Registration Number 1971/007195/07), a private company with limited liability duly incorporated in accordance with the laws of the Republic of South Africa;

1.2.11	“CPS’s Nominated Account” means:

Account Name	: Cash Paymaster Services (Pty) Ltd
Bank Name	: Nedbank Limited
Account Number	: 1454027282
Branch Code	: 145405

1.2.12

"Mosomo" means Mosomo Investment Holdings (Pty) Ltd (Registration Number 2009/012790/07) a limited liability private company duly incorporated in accordance with the laws of the Republic of South Africa;

1.2.13

“Net1” means Net1 Applied Technologies South Africa (Pty) Ltd (Registration Number 2002/031446/07) a limited liability private company duly incorporated in accordance with the laws of the Republic of South Africa;

1.2.14	“Net1 UEPS” means Net 1 UEPS Technologies, Inc., a Florida corporation;

1.2.15	“the Parties” means the Parties to this Agreement; and the term “Party” means any one of them, as the context requires;

1.2.16	“Payment Date” means the date upon which Net1 UEPS attends to payment of the Purchase Price, as contemplated in clause 2.2;

1.2.17	“Purchase Price” means R 97, 352, 941.00 (ninety seven million three hundred and fifty two thousand, nine hundred and forty one South African Rand);

1.2.18	“Relationship Agreement” means the agreement headed “Relationship Agreement”, concluded between Net1 UEPS, BVI, Mosomo and Net1 on 13 February 2014, as amended;

1.2.19	“Sale Shares” means 1,837,432 shares held by BVI in Net1 UEPS;

1.2.20	“SASSA” means the South Africa Social Security Agency established in terms of section 2(1) of the South Africa Social Security Agency Act, No. 9 of 2004;

1.2.21	“Shareholders Agreement” means the shareholders agreement concluded between CPS, BVI and the existing shareholders of CPS on 15 April 2014;

1.2.22	“Signature Date” means the date on which this Agreement is signed by the last Party to do so;

1.2.23	“Subject Matter” means the Sale Shares and BVI’s Claims;

1.2.24	“Subscription Price” means R 15, 000, 000.00 (fifteen million South African Rand);

1.2.25

“Subscription Shares” means 571 ordinary shares to be allotted and issued by CPS to BVI in terms of this Agreement, which Shares shall after their issue and allotment comprise 12.5% (Twelve and a half) percent of the aggregate issued share capital of CPS;

1.2.26	“VAT” means Value Added Tax imposed in terms of the Value Added Tax Act, No 89 of 1991 (as amended), including any similar tax which may be imposed in place thereof from time-to-time;

1.3	any reference to an enactment is to that enactment as at the date of signature hereof and as amended or re-enacted from time-to-time;

1.4

if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of this Agreement;

1.5

subject to clauses 1.6, 1.7 and 1.11 defined terms appearing in this Agreement in title case shall be given their meaning as defined, whilst the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning;

1.6

reference to “days” shall be construed as calendar days unless qualified by the word “business”, in which instance a “business day” shall be any day other than a Saturday, Sunday or public holiday in the Republic of South Africa. Any reference to “business hours” shall be construed as being the hours between 08:00 and 17:00 on any business day. Any reference to “time” shall be based upon South African standard time, being Greenwich Meantime plus two hours;

1.7

this Agreement incorporates the annexes, which annexes shall have the same force and effect as if set out in the body of this Agreement. In this Agreement the words “clause” or “clauses” and “annex” or “annexes” refer to clauses of and annexes to this Agreement;

1.8

unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a business day, the succeeding business day;

1.9

the contra proferentum rule shall not apply and accordingly, no provisions herein shall be construed against or interpreted to the disadvantage of a Party by reason of such Party having or being deemed to have structured, drafted or introduced such provision;

1.10

the expiration, cancellation or other termination of this Agreement shall not affect those provisions of this Agreement which expressly provide that they will operate after such expiration, cancellation or termination or which of necessity must continue to have effect after such expiration, cancellation or termination, notwithstanding that the clauses themselves do not expressly provide for such continuation; and

1.11

the words “include” and “including” means “include without limitation” and “including without limitation”. The use of the words “include” and “including” followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

2	SALE OF SHARES

2.1

BVI hereby sells to Net1 UEPS, who hereby purchases from BVI, the Subject Matter with effect from the Signature Date, free from all liens, charges, encumbrances, options or equities, at the Purchase Price.

2.2	The Purchase Price shall be paid by Net1 UEPS to BVI, within 7 (seven) days from Signature Date, as follows:

2.2.1	R 82, 352, 941.00 (Eighty two million three hundred and fifty two thousand, nine hundred and forty one South African Rand) shall be paid into BVI’s Nominated Bank Account; and

2.2.2	R 15, 000, 000.00 (fifteen million South African Rand) shall be paid into CPS’s Nominated Bank Account in settlement of the Subscription Price.

2.3

BVI irrevocable authorizes Net1 UEPS’s company secretary to release the share certificates relating to the Sale Shares and agrees to sign all such documents as may be necessary to give effect to the transfer contemplated in this clause 2, including but not limited to a stock power, in the event that same is required. Failure to do so shall be grounds for immediate termination by Net1 UEPS of this Agreement.

3	SUBSCRIPTION FOR SHARES

3.1	BVI shall –

3.1.1	subscribe for the Subscription Shares at the Subscription Price;

3.1.2	pay the Subscription Price into CPS Nominated Account prior to allotment and issue of the Subscription Shares.

3.2	CPS shall, upon receipt of the Subscription Price –

3.2.1	allot and issue the Subscription Shares to BVI;

3.2.2	update its register for members to reflect BVI as the registered owner of the Subscription Shares.

3.3	Upon subscription of the Subscription Shares the Shareholders Agreement will become effective.

3.4	The share certificates in respect of the Subscription Shares shall remain with CPS’s company secretary in accordance with the terms of the Shareholders Agreement.

4	NON-DISCLOSURE

4.1	Each Party will keep confidential and will not without the written consent of the other Party disclose to any person –

4.1.1

the details of this Agreement, the details of the negotiations leading to this Agreement, and the information handed over to such Party during the course of negotiations, as well as the details of all the transactions or agreements contemplated in this Agreement; and

4.1.2	any information relating to the business or the operations and affairs of the Parties and the Corporation.

4.2	No public announcement or statement shall be made in relation to the conclusion, implementation or contents of this Agreement by any Party unless –

4.2.1	such announcement or statement has been approved in writing by the other Party prior to publication thereof; or

4.2.2	is required to be made in term of any applicable law.

5	WARRANTIES

Each of the Parties hereby warrants to and in favour of the other that –

5.1	it has legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement;

5.2	this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms;

5.3	the execution of this Agreement and the performance of its obligations hereunder does not and shall not –

5.3.1	contravene any law or regulation to which that Party is subject to;

5.3.2	contravene any provision of that Party’s constitutional documents; or

5.3.3	conflict with, or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it; and

5.3.4	it is not relying upon any statement or representation by or on behalf of any other party, except those expressly set forth in this Agreement.

5.4	BVI hereby warrants to and in favour of Net1 UEPS as at the Signature Date and the Payment Date that –

5.4.1	BVI shall be the registered and beneficial owner of the Subject Matter;

5.4.2

BVI shall have the right, power and authority to sell and transfer the Subject Matter, free from any option, charge, lien or encumbrance whatsoever, and the sale of the Subject Matter shall not constitute a breach of any contractual obligation of BVI.

6	ARBITRATION

6.1

A dispute between the Parties relating to any matter arising out of this Agreement or the interpretation thereof shall be referred to arbitration, by either of the Parties, by way of notice to the other Party, in which notice particulars of the dispute are set out.

6.2	Such arbitration proceedings shall be held in Johannesburg, South Africa and shall be held in a summary manner, which shall mean that it shall not be necessary to observe or carry out –

6.2.1	the usual formalities of procedure;

6.2.2	the strict rules of evidence;

and shall be carried out immediately and with a view to it being completed within 30 (thirty) days after it is demanded.

6.3	The arbitrator for such arbitration proceedings shall –

6.3.1

if the matter in issue is primarily an accounting matter, be an independent auditor with at least 10 (ten) years’ experience, agreed upon by the Parties and, failing agreement, nominated by the Chairman for the time being of the Johannesburg Bar Council;

6.3.2

if the matter in issue is primarily a technical matter, be a suitably qualified person agreed upon by the Parties and, failing agreement, nominated by the Chairman for the time being of the Johannesburg Bar Council;

6.3.3

any other matter, be a practising advocate or attorney, admitted as such in accordance with the legislation of the law governing this Agreement, with at least 10 (ten) years’ experience, agreed upon by the Parties and, failing agreement, nominated by the Chairman for the time being of the Johannesburg Bar Council; or

6.3.4

in the event where the Parties are unable to agree whether the nature of a dispute is primarily of an accounting nature, technical nature, or any other nature, then the nature of that dispute shall be decided by a practising advocate or attorney, admitted as such in accordance with the legislation of the law governing this Agreement, with at least 10 (ten) years’ experience, agreed upon by the Parties and, failing agreement, nominated by the chairperson for the time being of the Law Society of the Northern Provinces.

6.4

The decision of the arbitrator shall be final and binding on the Parties, who shall summarily carry out that decision and either of the Parties shall be entitled to have the decision made an order of any court with competent jurisdiction.

6.5

No clause in this Agreement, which refers to arbitration, shall mean or be deemed to mean or interpreted to mean that either of the Parties shall be precluded from obtaining interim relief on an urgent basis from a court of competent jurisdiction pending the decision of the arbitrator.

6.6	This clause 6 shall survive the termination of this Agreement.

7	NON-AGENCY

Nothing in this Agreement shall constitute, or be deemed to constitute, a partnership between the Parties hereto or constitute, or be deemed to constitute, either Party as an agent of the other for any purpose whatsoever, and neither Party shall have the authority or power to bind or to contract in the name of the other, or create a liability against the other in any way or for any purpose.

8	NON-CESSION

Neither Party shall be entitled to cede or assign any of its rights and/or obligations in terms of this Agreement without the prior written consent of the other.

9	CO-OPERATION

Each of the Parties hereby undertakes to:

9.1	do and to procure the doing by other persons, and to refrain and procure that other persons will refrain from doing, all such acts; and

9.2	pass and to procure the passing of all such resolutions of directors, members, trustees or shareholders of any company, close corporation or trust,

to the extent that the same may lie within such Party's power and may be required to give effect to the import or intent of this Agreement, or any contract concluded pursuant to the provisions of this Agreement.

10	DOMICILIUM CITANDI ET EXECUTANDI

10.1

The Parties choose as their domicilia citandi et executandi for all purposes under this Agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature (including the exercise of any option), the following addresses:

10.1.1	Net1 UEPS:

Physical Address:	4th Floor, President Place, Cnr Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg
Postal Address:	PO Box 2424, Parklands, 2121
Telefax Number:	011 880 7080

10.1.2	Net1:

Physical Address:	4th Floor, President Place, Cnr Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg
Postal Address:	PO Box 2424, Parklands, 2121
Telefax Number:	011 880 7080

10.1.3	BVI:

Physical Address:	37 Wantage Road, Parkwood
Postal Address:	37 Wantage Road, Parkwood, 2196
Telefax Number:	086 721 4936

10.1.4	Mosomo:

Physical Address:	37 Wantage Road, Parkwood
Postal Address:	37 Wantage Road, Parkwood, 2196
Telefax Number:	086 721 4936

10.1.5	CPS:

Physical Address:	4th Floor, President Place, Cnr Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg
Postal Address:	PO Box 2424, Parklands, 2121
Telefax Number:	011 880 7080

10.2	Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax.

10.3

Any Party may by notice to any other Party change the physical address chosen as its domicilium citandi et executandi vis-à-vis that Party to another physical address in South Africa or its telefax number. Provided that the change shall become effective vis-à-vis that addressee on the 5th (fifth) business day from the deemed receipt of the notice by the addressee.

10.4	Any notice to a Party –

10.4.1

sent by prepaid registered post (by airmail if appropriate) in a correctly addressed envelope to it at its domicilium citandi et executandi shall be deemed to have been received on the 5th (fifth) business day after posting (unless the contrary is proved);

10.4.2	delivered by hand to a responsible person during ordinary business hours at its domicilium citandi et executandi shall be deemed to have been received on the day of delivery; or

10.4.3	sent by telefax to its chosen telefax number stipulated in clause 10.1, shall be deemed to have been received on the date of dispatch (unless the contrary is proved).

10.5

Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

11	NON-WAIVER

11.1	This Agreement constitutes the whole agreement between the Parties relating to the subject matter hereof.

11.2

No amendment or consensual cancellation of this Agreement or any provision or term thereof (including this clause 11) or of any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this Agreement and no settlement of any disputes arising under this Agreement and no extension of time, waiver or relaxation or suspension of any of the provisions or terms of this Agreement or of any agreement, bill of exchange or other document issued pursuant to or in terms of this Agreement shall be binding unless recorded in a written document signed by the Parties. Any such extension, waiver or relaxation or suspension, which is so given or made, shall be strictly construed as relating strictly to the matter in respect whereof it was made or given.

11.3

No extension of time or waiver or relaxation of any of the provisions or terms of this Agreement or any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this Agreement, shall operate as an estoppel against any Party in respect of its rights under this Agreement, nor shall it operate so as to preclude such Party thereafter from exercising its rights strictly in accordance with this Agreement.

11.4	No Party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein, whether it induced the contract and/or whether it was negligent or not.

12	APPLICABLE LAW AND JURISDICTION

12.1	This Agreement will in all respects be governed by and construed under the laws of the Republic of South Africa.

12.2

Subject to the provisions of this Agreement, the Parties hereto hereby consent and submit to the non-exclusive jurisdiction of the Gauteng Local Division, Johannesburg, of the High Court of the Republic of South Africa in any dispute arising from or in connection with this Agreement. The Parties agree that any costs awarded will be recoverable in accordance with the High Court tariff, determined on an attorney-and-own-client scale.

13	INDEPENDENT ADVICE

Each of the Parties to this Agreement hereby acknowledges and agrees that:

13.1

it has been free to secure independent legal and other professional advice (including financial and taxation advice) as to the nature and effect of all of the provisions of this Agreement and that it has either taken such independent advice or has dispensed with the necessity of doing so; and

13.2	all of the provisions of this Agreement and the restrictions herein contained are fair and reasonable in all the circumstances and are in accordance with the Parties’ intentions.

14	SEVERABILITY

In the event that any of the terms of this Agreement are found to be invalid, unlawful or unenforceable such terms will be severable from the remaining provisions, which shall remain of full force and effect. If any invalid term is capable of amendment to render it valid, the Parties agree to negotiate in good faith an amendment to render it valid

15	VALUE ADDED TAX

15.1

For the avoidance of doubt, it is recorded and agreed that all considerations and prices quoted or otherwise provided for in this Agreement and/or any formulae for the determination thereof are quoted and provided for inclusive of VAT.

15.2	The recipient of any taxable supply under this Agreement shall be liable for any VAT arising out of such supply and shall discharge such liability against presentation of invoice.

16	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement, as the case may be, as at the date of signature of the Party last signing one of the counterparts. The Parties undertake to take whatever steps may be necessary to ensure that each counterpart is duly signed by each of them without delay.

17	COST

Each Party shall bear their own costs incidental to the preparation and execution of their obligations in terms of this Agreement.

SIGNED at JOHANNESBURG on this the 27th day of AUGUST 2014 in the presence of the undersigned witnesses:

Witnesses:

1.

2.		/s/ Herman G. Kotzé
	(Signatures of witnesses)	(Full Name: Herman G. Kotzé
Signature for and on behalf of the Net1 UEPS
duly authorised thereto)

SIGNED at JOHANNESBURG on this the 27th day of AUGUST 2014 in the presence of the undersigned witnesses:

Witnesses:

1.

2.		/s/ Herman G. Kotzé
	(Signatures of witnesses)	(Full Name: Herman G. Kotzé
Signature for and on behalf of Net1, duly
authorised thereto)

SIGNED at JOHANNESBURG on this the 27th day of AUGUST 2014 in the presence of the undersigned witnesses:

Witnesses:

1.

2.		/s/ Khomotso Brian Mosehla
	(Signatures of witnesses)	(Full Name: Khomotso Brian Mosehla
Signature for and on behalf of BVI, duly authorised thereto)

SIGNED at JOHANNESBURG on this the 27th day of AUGUST 2014 in the presence of the undersigned witnesses:

Witnesses:

1.

2.		/s/ Khomotso Brian Mosehla
	(Signatures of witnesses)	(Full Name: Khomotso Brian Mosehla
Signature for and on behalf of Mosomo, duly authorised thereto)

SIGNED at JOHANNESBURG on this the 27th day of AUGUST 2014 in the presence of the undersigned witnesses:

Witnesses:

1.

2.		/s/ Herman G. Kotzé
	(Signatures of witnesses)	(Full Name: Herman G. Kotzé
Signature for and on behalf of CPS, duly authorised thereto)